Exhibit 32.2

Certification Pursuant to

Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350

I, May Liu, certify, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Anthera Pharmaceuticals, Inc. on FORM 10-K for the fiscal year ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Anthera Pharmaceuticals, Inc.

March 16, 2017	By:	/s/ May Liu
May Liu
Senior Vice President, Finance & Administration
(Principal Financial Officer)